 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2013

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2013, Flow International Corporation (the “Company”) entered into a First Amendment (the “First Amendment”) to the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., amending the Company's existing credit facility, which was set to mature on March 2, 2014. The First Amendment increases the amounts available under the existing credit facility from $25 million to $40 million and extends the maturity date to May 31, 2017.  The First Amendment also reduces the assets pledged to secure the credit facility. There were no other significant changes to the Credit Agreement, including changes to the existing covenants.

The foregoing summary is qualified in its entirety by reference to the text of the First Amendment, a copy of which is attached to this filing as Exhibit 10.1 and which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1.     First Amendment dated as of May 31, 2013 to the Third Amended and Restated Credit Agreement dated as of March 2, 2011 by and among Flow International Corporation as the Borrower, Bank of America, N.A., as Lender, and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer.

10.2.    Third Amended and Restated Credit Agreement dated as of March 2, 2011 among Flow International Corporation as the Borrower, Bank of America, N.A. as Agent, Swing Line Lender and L/C Issuer, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager. (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K dated March 3, 2011.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: June 05, 2013	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary